UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 4, 2005

SIRF TECHNOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50669	94-3245315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

148 E. Brokaw Road San Jose, California	95112
(Address of principal executive offices)	(Zip Code)

(408) 392-8300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 4, 2005, cash bonus payments were paid to the following executive officers of SiRF Technology Holdings, Inc. (the “Company”) in the amounts set forth opposite the name of each officer, pursuant to the Company’s 2004 Employee Profit Sharing Plan:

Name	Amount of Bonus
Michael L. Canning	$25,931.75
Walter D. Amaral	$23,442.06
Jamshid Basiji	$21,028.99
Kanwar Chadha	$20,249.38
Joseph M. LaValle	$15,672.61
Atul P. Shingal	$20,289.01

The pool available for bonuses to all employees pursuant to the Company’s 2004 Employee Profit Sharing Plan was based on the Company’s achievement of a certain net operating profit as a percentage of total revenue. A bonus percentage applicable to all Company employees was determined by dividing the amount allocated to the bonus pool by the aggregate amount of all salaries paid to Company employees in 2004. Individual bonus amounts, including those paid to the Company’s executive officers, were determined by applying the bonus percentage to each employee’s 2004 salary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2005

SIRF TECHNOLOGY HOLDINGS, INC.

By:	/s/ Walter D. Amaral
Walter D. Amaral
Senior Vice President and
Chief Financial Officer